EXHIBIT 14.1

KPMG Audit 1, cours Valmy 92923 Paris La Défense Cedex France	Mazars 61, rue Henri Regnault 92400 Courbevoie France

Consent of Independent Registered Public Accounting Firms

The Board of Directors

THOMSON:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-13178, 333-14224, 333-119938, 333-124241, 333-130657, 333-137680 and 333-149066) of THOMSON of our reports dated April 30, 2009, with respect to the consolidated balance sheet of THOMSON as of December 31, 2008, 2007 and 2006, and the related consolidated statements of operations, cash flows, recognised income and expense, for the years then ended and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 20-F of THOMSON.

Paris La Défense, April 30, 2009		Courbevoie, April 30, 2009
KPMG Audit		Mazars
A division of KPMG S.A.

/s/ Isabelle Allen	/s/ Grégoire Menou	/s/ Frédéric Allilaire	/s/ Simon Beillevaire
Partner	Partner	Partner	Partner